UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International, Ltd.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I Trade-Co, Ltd.
Pershing Square Capital Management, L.P.
PS Management GP, LLC
Pershing Square GP, LLC
Pershing Square Holdings GP, LLC
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
Ali Namvar
Roy J. Katzovicz
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Four Independent Proxy Advisory Firms Unanimously Agree On
Serious Deficiencies in Target’s Corporate Governance Practices
     NEW YORK, May 22 — The Nominees for Shareholder Choice noted today that the four leading U.S. proxy advisory services have issued reports in connection with the on-going proxy contest at Target that are unanimous in calling for change to address shortcomings on Target’s board.
     While Target has recently challenged what it must consider inconvenient truths outlined by the leading proxy advisory service, RiskMetrics, the company has ignored the broader deficiencies in its corporate governance practices identified by the four proxy advisory services. In light of recent events, the arguments for change and fresh perspectives on the board have become only more compelling.
     The Nominees for Shareholder Choice noted the following points from the four proxy advisory service reports:
     RiskMetrics
•	On the need for fresh perspectives: “[G]iven the atypical strategies of the company with respect to credit cards and real estate, the board would benefit from new blood with the specific skill sets and incentives to ensure that the company is able to quickly capitalize on future opportunities.”

•	In recommending AGAINST the board reduction proposal: “By rejecting a decrease in the size of the board, Target shareholders will ensure that at least one dissident nominee is elected to the board. Based on the qualifications and skill sets of the dissident nominees, we believe that the incremental addition of any one of the dissidents to the board likely would add value.”

•	On lack of relevant experience of incumbent nominees: “[I]ncumbent nominees Trujillo and Tamke, while individually highly accomplished, have each been on the board for at least a decade, and appear to provide the least relevant experience for Target out of the group of incumbent directors.”
     PROXY Governance
•	On lack of board expertise in credit cards: “[T]he enduring strategic question, though, is not whether to sell or keep the [credit card] business but how to mitigate the substantial risk and capital intensity of a non-core business. To the extent the dissidents, rather than the board, were driving that question in 2007 and 2008, the dissident argument that director experience could be better aligned with strategic challenges seems credible.”

•	On the strength of the Nominees for Shareholder Choice: “The real strength in the dissident campaign, however, lies in the nominees, whose professional experience is directly relevant to certain strategic challenges the company faces (particularly outside its core retailing operations) yet which seem to be under-represented in the board as currently composed.”
     Glass Lewis
•	On the compensation committee’s failure to implement effective executive compensation: “Director [James] Johnson served as chairman of the compensation committee in fiscal year 2007 and 2008, during which time the Company paid more compensation to its top executives but performed worse than its peers. The compensation committee has the responsibility of reviewing all aspects of the compensation program of the Company’s executive officers. It appears to us that Mr. Johnson, as chairman of the committee, has not effectively served shareholders in this regard.”

•	On incumbent director Anne Mulcahy: “Director Mulcahy currently serves on the Company’s board while also serving as chairman and CEO of Xerox Corporation, a publicly held company, and two other public company boards... In our view, the time commitment required by this number of board memberships may preclude Ms. Mulcahy from fulfilling her responsibilities to the Company’s shareholders, as well as the shareholders of Xerox Corporation.”
     Egan-Jones
•	On recommending “WITHHOLD” for two incumbent nominees: Egan-Jones recommended shareholders withhold their votes for incumbent nominees Richard Kovacevich and George Tamke, both current members of Target’s Audit and Nominating Committees, nothing that “[w]e believe that key Board committees should be comprised solely of Independent outside directors for sound governance practice.”

•	On Target’s insular election process: “What [Target] terms an election of directors is, in reality, a ratification of a single slate. The slate is chosen by incumbent directors and management. Such a voting process fails to provide shareholders with meaningful choices, when true elections have been found throughout the non-corporate world (e.g., Federal, state and local governments, and educational institutions) to produce successful results.”

•	On Target’s staggered board: “Staggered terms for directors increase the difficulty for shareholders of making fundamental changes to the composition and behavior of a board. We prefer that the entire board of a company be elected annually to provide appropriate responsiveness to shareholders.”
     The Nominees for Shareholder Choice believe that the proxy advisory services have provided a balanced picture that Target’s board has misleadingly excerpted to distort the facts.
     The Nominees for Shareholder Choice noted that all four firms have identified deficiencies in Target’s board that can and should be addressed in the current election.

Vote Now — Vote Today
The date of Target’s Annual Meeting is this coming Thursday, May 28, 2009. Target shareholders should vote on the Internet (for instructions, please go to www.TGTtownhall.com), by telephone, or by signing, dating and returning the GOLD proxy card as soon as possible to vote FOR the Nominees for Shareholder Choice and AGAINST Target’s proposal to limit the board to 12 directors. If you have already voted on the white proxy card, you can change your vote by submitting a later dated GOLD proxy card. If you have submitted both a white and GOLD proxy card, only your latest arriving proxy card will count, so please vote again on the GOLD proxy card to ensure your vote is counted accurately. For more information on how to vote, as well as other proxy materials, please visit www.TGTtownhall.com or call Pershing Square Capital Management, L.P.’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427.

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About Pershing Square Capital Management, L.P.
Pershing Square Capital Management, L.P., based in New York City, is an SEC registered investment advisor to private investment funds. Pershing Square manages funds that are in the business of trading — buying and selling — securities and other financial instruments. Funds managed by Pershing Square have long positions in stock, options and other financial instruments tied to the performance of Target Corporation’s stock. Pershing Square has and in the future may increase, decrease, dispose of, or change the form of its investment in Target Corporation for any or no reason.
Additional Information
In connection with Target’s 2009 Annual Meeting of Shareholders, Pershing Square Capital Management, L.P. and certain of its affiliates (collectively, “Pershing Square”) have filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) containing information about the solicitation of proxies for use at the 2009 Annual Meeting of Shareholders of Target Corporation. The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Target Corporation on or about May 2, 2009.
SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement and other relevant documents relating to the solicitation of proxies by Pershing Square are available at no charge on the SEC’s website at http://www.sec.gov. Shareholders can also obtain free copies of the definitive proxy statement and other relevant documents at www.TGTtownhall.com or by calling Pershing Square’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427.

Pershing Square and certain of its members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Detailed information regarding the names, affiliations and interests of the Participants, including by security ownership or otherwise, is available in Pershing Square’s definitive proxy statement.
Cautionary Statement Regarding Forward-Looking Statements
This letter contains forward-looking statements. All statements contained in this letter that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations of Pershing Square and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate. Pershing Square does not assume any obligation to update any forward-looking statements contained in this letter.

Source:	Pershing Square Capital Management, L.P.
Contact:	Global Strategies Group
Julie Wood (212) 260-8813